Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 58 to Registration Statement No. 33-1121 on Form N-1A of our reports dated May 16, 2011, relating to the financial statements and financial highlights of Eaton Vance AMT-Free Limited Maturity Municipal Income Fund, Eaton Vance National Limited Maturity Municipal Income Fund, Eaton Vance Massachusetts Limited Maturity Municipal Income Fund, Eaton Vance New Jersey Limited Maturity Municipal Income Fund, Eaton Vance New York Limited Maturity Municipal Income Fund, and Eaton Vance Pennsylvania Limited Maturity Municipal Income Fund (collectively, the “Funds”), certain of the Funds constituting Eaton Vance Investment Trust, appearing in the Annual Report on Form N-CSR of Eaton Vance Investment Trust, for the year ended March 31, 2011, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts July 27, 2011